            Unaudited Pro Forma Condensed Combined Balance Sheet
                             December 31, 2000
                                  (E000s)




                                                                                 Pro
                                                                                 Forma
                                                                                 Combined
                                                                                 U.S.
                                                    Pro             Pro          Dollars
                        ICHOR        Hippocampe     Forma           Forma        (Information
                      Historical     Historical     Adjustments     Combined     Only)
                      ----------     ----------     -----------     --------     ------------
   ASSETS

Current Assets
 Cash and short term
  investments          E     213      E    334       E     -        E    547      $    514
 Accounts receivable,
  net                          7            64             -              71            67
 Other assets                  -            98             -              98            92
                       ---------      --------       -------        --------      --------
  Total current assets       220           496             -             716           673

Patents and Other              -           129             -             129           121
                       ---------      --------       -------        --------      --------
                       E     220      E    625       E     -        E    845      $    794
                       =========      ========       =======        ========      ========

   LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
 Accounts payable and
  other liabilities    E     114      E    764       E     -        E    878      $    825
 Note payable                  -           384             -             384           360
                       ---------      --------       -------        --------      --------
  Total current
   liabilities               114         1,148             -           1,262         1,185

Payable to Shareholders        -           242             -             242           228

Shareholders' Equity
 Common stock             10,258           925       (10,152)          1,031           968
 Retained deficit        (10,076)       (1,690)       10,076          (1,690)       (1,587)
 Treasury stock              (76)            -            76               -             -
                       ---------      --------       -------        --------      --------
                             106          (765)            -            (659)         (619)
                       ---------      --------       -------        --------      --------
                       E     220      E    625       E     -        E    845      $    794
                       =========      ========       =======        ========      ========





See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

       Unaudited Pro Forma Condensed Combined Statement of Operations
                   For the Year Ended December 31, 2000
                     (E000s, except per share amounts)





                                                                                                          Pro
                                                                                                          Forma
                                                                                                          Combined
                                                                                                          U.S.
                                    Pro            Pro                       Pro             Pro          Dollars
                     ICHOR          Forma          Forma     Hippocampe      Forma           Forma        (Information
                     Historical     Adjustments    ICHOR     Historical      Adjustments     Combined        Only)
                     ----------     -----------    -----     ----------      -----------     --------     ------------
Revenues
 Interest            E     129      E      -       E   129    E     13      E   (129)         E     13    $     12
 Gain on disposal of
  an unconsolidated
  subsidiary               323          (323)            -           -              -                -           -
 Other                      51             -            51           -              -               51          48
                     ---------      --------       -------    --------       --------         --------    --------
                           503          (323)          180          13           (129)              64          60

Costs and expenses
 General and
  administrative           795             -           795         403              -            1,198       1,125
 Research and
  development                -             -             -         101              -              101          95
 Bank fee                    -             -             -         806              -              806         757
 Interest                    -             -             -          17              -               17          16
 Equity in loss of
  unconsolidated
  subsidiary                66           (66)            -           -              -                -           -
                     ---------      --------       -------    --------       --------         --------    --------
                           861           (66)          795       1,327              -            2,122       1,993
                     ---------      --------       -------    --------       --------         --------    --------
  Net loss           E    (358)     E   (257)      E  (615)   E (1,314)      E   (129)        E (2,058)   $ (1,993)
                     =========      ========       =======    ========       ========         ========    ========

Basic and diluted
 loss per common
 share               E   (0.08)                               E(168.03)                       E  (0.05)   $  (0.05)
                     =========                                ========                        ========    ========

Weighted average
 number of shares
 outstanding         4,945,385                                   7,820                      40,274,637  40,274,637
                     =========                                ========                      ==========  ==========




See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

              NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                           FINANCIAL STATEMENTS

(1) Effective March 28, 2001, ICHOR (a United States company) and Hippocampe (a French company) combined their operations where Hippocampe stockholders exchanged their stock for the common stock of ICHOR. Because Hippocampe is the continuing entity, this combination is accounted for as a reverse purchase.

      During the years ended December 31, 2000 and 1999, ICHOR had no significant operations other than the disposal of an unconsolidated subsidiary. Hippocampe is a company in the development stage which is involved in the research and development of human health products. Hippocampe's main research efforts have been concentrated in the prevention and treatment of the AIDS virus. All of Hippocampe's activities have been conducted in France. The combined companies expect to continue the research and development activities.

      Consistent with the location of its activities, beginning January 1, 1999, Hippocampe adopted the Euro (E) as its corporate currency. Accordingly, Hippocampe prepared its 2000 and 1999 historical financial statements in Euros. Because Hippocampe is the continuing entity, these pro forma financial statements have been prepared using Euros. The financial statements of ICHOR have been restated from U.S. dollars to Euros for each period presented. For the balance sheet as of December 31, 2000, the rate of exchange for the conversion of US. Dollars into Euros was the rate in effect as of December 31, 2000, or E1 = U.S.$0.9393. For the statement of operations for the year ended December 31, 2000, the rate of exchange used was the average for the year then ended or E1 = U.S.$0.9226. The translation adjustments did not result in significant foreign currency gains or losses in the unaudited pro forma condensed combined statement of operations.

(2) The unaudited pro forma condensed combined balance sheet as of December 31, 2000 and pro forma statement of operations for the year ended December 31, 2000, are based on historical financial statement of ICHOR and Hippocampe. The unaudited pro forma condensed combined balance sheet as of December 31, 2000, gives effect to the combination of ICHOR and Hippocampe as if it had occurred as of December 31, 2000. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, has been prepared to illustrate the effects of the combination of ICHOR and Hippocampe as if the combination occurred January 1, 2000.

      The pro forma condensed combined financial statements may not be indicative of the actual results of the acquisition. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the historical financial statements of ICHOR and Hippocampe.

(3)   Pro forma adjustments include the effect of the following:

      * Elimination of gain on disposal of an unconsolidated subsidiary and the equity in loss of unconsolidated subsidiary recorded through the date of disposal.

      * Elimination of interest earned on cash investments to give effect to the cash redemption of preferred shares as if it occurred on January 1, 2000.

      * Issuance of 33,311,398 shares of ICHOR common stock and shares convertible into shares of common stock of ICHOR to the shareholders of Hippocampe; and

      * Consolidating entry to record the reverse purchase transaction.

(4) Pro forma loss per share is adjusted to give effect to the issuance of shares to affect the acquisition and the redemption and conversion of the preferred shares as if these transactions had occurred on January 1, 2000. Warrants and options are not included in the computation of diluted loss per share because the effect of the warrants and options would be anti-dilutive.